Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

WACHOVIA BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

22-1147033

(I.R.S. Employer

Identification No.)

301 South College Street

Charlotte, North Carolina

28288-0630

(Address of Principal Executive Offices)	(Zip Code)

MQ Associates, Inc.

(Name of Obligor)

Delaware	22-3860764
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

4300 North Point Parkway
Alpharetta	30022
(Address of Principal Executive Offices)	(Zip Code)

MQ Associates, Inc. $136,000,000 12.25% Senior Discount Notes due 2012

(Title of Indenture Securities)

Item 1.        General information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency,	Washington, D.C.
Board of Governors of the Federal Reserve System,	Richmond, VA 23219
Federal Deposit Insurance Corporation,	Washington, D.C.

(b)                                  Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. Lists of Exhibits.

      The additional exhibits listed below are filed herewith;  exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.

1.	Articles of Association of the Trustee as now in effect, incorporated herein by reference (Exhibit 1 to Form T-1, Registration Statement No. 333-47985).

2.	No certificate of Authority of the Trustee to commence business is furnished this authority is contained in the Articles of Association o the Trustee.

3.	Copy of the authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference (see Exhibit to Form T-1, Registration Statement No. 333-49145).

4.	Copy of the existing By-Laws of the Trustee, as now in effect, incorporated herein by reference. (see Exhibit T-1, Registration Statement No. 333-49145).

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference (see Exhibit T-1 Registration Number 333-47985).

7.	Report of Condition of Wachovia Bank, National Association as of the close of business on December 31, 2003, published pursuant to the law or the requirement of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank, National Association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Atlanta, and State of Georgia, on the 13th day of September, 2004.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Paul L. Henderson
Trust Officer

EXHIBIT 1B TO FORM T-1

AMENDMENT TO ARTICLES OF ASSOCIATION

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance of Purchase Contracts of CenturyTel, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/s/ Paul L. Henderson
Trust Officer

EXHIBIT 7 TO FORM T-1

Wachovia Bank National Association

Statement of Financial Condition

As of 12/31/2003

ASSETS

($000’s)

ASSETS
Cash and balance due from depository institutions:
Non-interest-bearing balances and currency and coin	11,479,000
Interest bearing balances	2,308,000
Securities:
Hold-to-maturity securities	0
Available-for-sale securities	47,596,000
Federal funds sold and securities purchased under agreements to resell	24,725,000
Loans and lease financing receivables:
Loan and leases held for sale	100,445,000
Loan and leases, net of unearned income	165,571,000
Less: Allowance for loan and lease losses	2,504,000
Less: Allocated transfer risk reserve	0
Loans and leases, net of unearned income, allowance	0
Trading Assets	34,714,000
Premises and fixed assets (including capitalized leases)	4,619,000
Other real estate owned	0
Investment in unconsolidated subsidiaries and associated companies	0
Customer’s liability to this bank on acceptances outstanding	854,000
Intangible assets:
Goodwill	11,149,000
Other intangible Assets	1,243,000
Other assets:	46,429,000
Total Assets:	401,032,000

LIABILITIES
Deposits:
In domestic offices	135,276,000
Non-interest-bearing	48,683,000
Interest-bearing	172,542,000
Federal funds purchased and securities sold under agreements to repurchase	19,728,000
Trading liabilities	19,184,000
Long-term debt	36,730,000
Bank’s liability on acceptances executed and outstanding	876,000
Subordinated notes and debentures	0
Other liabilities.	16,789,000
Total liabilities	366,094,000
Minority Interest in consolidated subsidiaries	2,510,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	4,374,000
Paid-in capital	17,811,000
Retained Earnings	8,904,000
Accumulated other comprehensive income	1,339,000
Other Equity Capital components	0
Total equity capital	16,133,000
Total liabilities and equity capital	401,032,000